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                                                                    EXHIBIT 4.01

                     EMPLOYEEMATTERS, INC./ESOURCEONE, INC.
                             1999 STOCK OPTION PLAN
                       (EFFECTIVE AS OF OCTOBER 25, 1999)


    PURPOSE.


        The purpose of the Plan is to offer selected Employees, Non-Employee Directors and Consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, to encourage such persons to remain in the employ of the Company or certain related entities and to attract new employees with outstanding qualifications. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as Incentive Stock Options intended to qualify under section 422 of the Internal Revenue Code, as amended.

SECTION 1. DEFINITIONS.

    "AFFILIATE" shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own, directly or indirectly, not less than 50% of such entity. An entity that attains the status of Affiliate on a date after adoption of the Plan shall be considered an Affiliate as of such date.

    "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time.

    "CAUSE" shall mean the Optionee's (i) material violation of any law or regulation applicable to the business of the Company or a Parent, Subsidiary or Affiliate; (ii) conviction for, or guilty plea to, a felony, a crime involving moral turpitude or the perpetration of a common law fraud; (iii) commission of an act of personal dishonesty which involves personal profit in connection with the Company or a Parent, Subsidiary or Affiliate; (iv) material breach of any provision of any agreement or understanding with the Company or a Parent, Subsidiary or Affiliate regarding the performance of Service, including without limitation, a willful and continued failure or refusal to perform material required duties, other than as a result of having a Disability, or material breach of any applicable invention assignment or confidentiality agreement or similar agreement with the Company or a Parent, Subsidiary or Affiliate; (v) disregard of the policies of the Company or a Parent, Subsidiary or Affiliate so as to cause material loss, damage or injury to the property, reputation or employees of the Company or a Parent, Subsidiary or Affiliate; or (vi) other misconduct, of any sort, which is materially injurious to the Company, or a Parent, Subsidiary or Affiliate.

        (a) "CHANGE IN CONTROL" shall mean:

                    The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or



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        other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or


             (i) The sale, transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

        (b) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        (c) "COMMITTEE" shall mean a committee consisting of members of the Board that is appointed by the Board to administer the Plan. If no committee has been appointed, the entire Board shall constitute the Committee.

        (d) "COMPANY" shall mean eSourceOne, Inc., a Delaware corporation.

        (e) "CONSULTANT" shall mean a consultant or advisor who performs bona fide services to the Company, a Parent or a Subsidiary as an independent contractor.

        (f) "DISABILITY" shall mean the Optionee is unable to perform each of the essential duties of such Optionee's occupation by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an ISO following termination of the Optionee's Service, Disability shall mean the Optionee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        (g) "EMPLOYEE" shall mean any individual who is a common-law employee of the Company, or of a Parent or a Subsidiary.

        (h) "EXERCISE PRICE" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board in the applicable Stock Option Agreement.

        (i) "FAIR MARKET VALUE" shall mean the fair market value of a Share, as determined by the Board in good faith. Such determination shall be conclusive and binding on all persons.

        (j) "INCENTIVE STOCK OPTION" OR "ISO" shall mean an employee incentive stock option described in Code section 422(b)."

        (k) "NON-EMPLOYEE DIRECTOR" shall mean a member of the Board who is not an Employee.



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        (l) "NONSTATUTORY OPTION" or "NSO" shall mean an employee stock option that is not an ISO.

        (m) "OPTION" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

        (n) "OPTIONEE" shall mean an individual who holds an Option.

        (o) "PARENT" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

        (p) "PLAN" shall mean this 1999 Stock Option Plan.

        (q) "SERVICE" shall mean service as an Employee, Non-Employee Director or Consultant, service as an employee or consultant of an Affiliate and service as a non-employee director of a Parent, a Subsidiary or an Affiliate.

        (r) "SHARE" shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

        (s) "STOCK" shall mean the common stock of the Company.

        (t) "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to an Option.

        (u) "SUBSIDIARY" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

        (v) "TEN PERCENT STOCKHOLDER" shall mean an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 2. ADMINISTRATION.

        (a) COMMITTEES OF THE BOARD. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board who have been appointed by the Board. Each Committee shall have such authority and be responsible for such functions as the Board has assigned to it. If no Committee has been appointed, the entire Board


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shall administer the Plan. Any reference to the Board in the Plan shall be construed as a reference to the Committee (if any) to whom the Board has assigned a particular function.

        (b) COMMITTEE COMPOSITION UPON IPO. Effective with the Company's initial public offering, and with respect to grants to persons who are officers or directors of the Company under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee appointed by the Board shall consist of two or more directors of the Company who satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act.

        (c) AUTHORITY OF THE BOARD. Subject to the provisions of the Plan, the Board shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board shall be final and binding on all Optionees and all persons deriving their rights from an Optionee.

SECTION 3. ELIGIBILITY.

Only Employees, Non-Employee Directors and Consultants shall be eligible for the grant of Options. Only Employees of the Company, its Parent or its Subsidiary shall be eligible for the grant of ISOs.

SECTION 4. STOCK SUBJECT TO PLAN.

        (a) BASIC LIMITATION. Shares offered under the Plan shall be authorized but unissued Shares, or issued Shares that have been reacquired by the Company. The aggregate number of Shares that may be issued under the Plan upon exercise of Options shall be Five Million (5,000,000) Shares, subject to adjustment pursuant to Section 8. The number of Shares that are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. During the term of the Plan, the Company shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

        (b) ADDITIONAL SHARES. If any outstanding Option for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.

SECTION 5. TERMS AND CONDITIONS OF OPTIONS.

        (a) STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

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        (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.

        (c) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value (110% for a Ten Percent Stockholder) of the Shares subject to the ISO on the date of grant. In the case of an NSO, the Stock Option Agreement may specify a fixed Exercise Price or an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding. Notwithstanding the preceding provisions, to the extent required by applicable law, the Exercise Price for an NSO shall not be less than 85% of the Fair Market Value (110% for a Ten Percent Stockholder) of the Share subject to the NSO on the date of grant. Subject to the terms of this paragraph, the Exercise Price under any Option shall be determined by the Board in its sole discretion. The Exercise Price shall be payable in a form described in Section 7.

        (d) WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

        (e) EXERCISABILITY. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable based on the Optionee's Service or attainment of performance or other criteria. To the extent required by applicable law, an Option shall become exercisable no less rapidly than the rate of twenty percent (20%) per year for each of the first five (5) years from the date of grant. Subject to the preceding sentence, the vesting of any Option shall be determined by the Board in its sole discretion, and the Board may provide, for example, in any Stock Option Agreement for (i) accelerated exercisability of the Option in the event the Optionee's Service terminates on account of death, Disability or another event, (ii) expiration of the Option prior to its term in the event of the termination of the Optionee's Service, (iii) immediate forfeiture of the Option in the event the Optionee's Service is terminated for Cause or (iv) unvested Options to be exercised subject to the Company's right of repurchase with respect to unvested Shares.

        (f) TERM. The Stock Option Agreement shall specify the term of the Option. The term of an ISO shall not exceed ten (10) years from the date of grant (5 years in the case of an ISO granted to a Ten Percent Stockholder). To the extent required by applicable law, the term of an NSO shall not exceed ten
(10) years from the date of grant. Subject to the preceding sentences, the Board in its sole discretion shall determine when an Option is to expire.

        (g) NONTRANSFERABILITY. No Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only or by the guardian or legal representative of the Optionee. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his



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lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

        (h) EXERCISE OF OPTIONS ON TERMINATION OF SERVICE. Each Stock Option Agreement shall set forth the extent to that the Optionee shall have the right to exercise the Option following termination of the Optionee's Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment. Notwithstanding the foregoing, to the extent required by applicable law, each Option shall provide that the Optionee shall have the right to exercise the vested portion of any Option held at termination for at least thirty (30) days following termination of service with the Company for any reason (other than for Cause), and that the Optionee shall have the right to exercise the Option for at least six (6) months if the Optionee's service terminates due to death or disability.

        (i) EFFECT OF A CHANGE IN CONTROL. Except as provided in the applicable Stock Option Agreement, in the event that a Change in Control occurs with respect to the Company and the applicable agreement of merger or reorganization provides for assumption or continuation of Options pursuant to Section 8(b), no acceleration of vesting shall occur. In the event that a Change in Control occurs with respect to the Company and there is no assumption or continuation of the Options pursuant to Section 8(b), all outstanding Options shall vest and become immediately exercisable.

        (j) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by an Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

        (k) MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Board may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

        (l) RESTRICTIONS ON TRANSFER OF SHARES. No Shares issued upon exercise of an Option may be sold or otherwise transferred or disposed of by the Optionee during the one hundred eighty (180) day period following the effective date of a registration statement covering securities of the Company filed under the Securities Act of 1933 (unless such restriction is consented to or waived by the managing underwriter). Subject to the preceding sentence, any Shares issued upon exercise of an Option shall be subject to such rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.



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SECTION 6. PAYMENT FOR SHARES.

        (a) GENERAL RULE. The entire Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents acceptable to the Company at the time when such Shares are purchased, except as otherwise provided below.

        (b) SURRENDER OF STOCK. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with Shares that have already been owned by the Optionee or the Optionee's representative for six months and that are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

        (c) PROMISSORY NOTES. To the extent that a Stock Option Agreement so provides, payment may be made all or in part with a full recourse promissory note executed by the Optionee. The interest rate and other terms and conditions of such note shall be determined by the Board. The Board may require that the Optionee pledge his or her Shares to the Company for the purpose of securing the payment of such note. In no event shall the stock certificate(s) representing such Shares be released to the Optionee until such note is paid in full.

        (d) CASHLESS EXERCISE. To the extent that a Stock Option Agreement so provides and a public market for the Shares exists, payment may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 7. ADJUSTMENT OF SHARES.

        (a) GENERAL. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a reclassification, spin-off or a similar occurrence, the Board shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (i) the number of Shares available for future grants of Options, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price of each outstanding Option.

        (b) MERGERS AND CONSOLIDATIONS. In the event that the Company is a party to a merger or consolidation, outstanding Options or other rights to acquire Shares shall be subject to the agreement of merger or reorganization. Such agreement, may provide, without limitation and without the Optionee's consent, for assumption of outstanding Options by the surviving corporation or its parent, or for their continuation by the Company (if the Company is a surviving corporation).

        (c) RESERVATION OF RIGHTS. Except as provided in this Section 8, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of stock



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of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8. LEGAL REQUIREMENTS.

        (a) RESTRICTIONS ON ISSUANCE. Any other provision of this Plan notwithstanding, the Company's obligation to issue Shares under the Plan shall be subject to all applicable requirements of laws, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed, and such approvals or favorable rulings from any governmental agency that the Company determines is necessary or advisable. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Option prior to satisfaction of all legal requirements relating to issuance of such Shares, to their registration, qualification or listing or exemption from registration, qualification or listing.

        (b) FINANCIAL REPORTS. To the extent required by applicable law, not less often than annually, the Company shall furnish to Optionees the Company's summary financial information including a balance sheet regarding the Company's financial condition and results of operations, unless such Optionees have duties with the Company that assure them access to equivalent information. Such financial statements need not be audited.

SECTION 9. NO EMPLOYMENT RIGHTS.

        No provision of the Plan, nor any Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Parent, Subsidiaries and Affiliates reserve the right to terminate any person's Service at any time and for any reason.

SECTION 10. DURATION AND AMENDMENTS.

        (a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to the approval of the Company's stockholders. In the event that the stockholders fail to approve the Plan within twelve (12) months after its adoption by the Board, any Option grants already made shall be null and void, and no additional Option grants shall be made after such date. The Plan shall terminate automatically ten (10) years after its adoption by the Board and may be terminated on any earlier date pursuant to Subsection (b) below.

        (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall



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not affect adversely any rights and obligations under any Option granted before such termination or amendment of the Plan, except with consent of the Optionee. No Options shall be granted under the Plan after the Plan's termination. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules.

SECTION 11. EXECUTION.

        To record the adoption of the Plan by the Board as of October 25, 1999, and the subsequent amendment of the definition of Consultant by the Board as of November __, 1999, the Company has caused its authorized officer to execute the same.

                                      eSourceOne, Inc.



                                       By
                                          -------------------------------------
                                       Title
                                          -------------------------------------



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                               TABLE OF CONTENTS

                                                                                                      PAGE
                                                                                                      ----
SECTION 1.  PURPOSE.................................................................................    1

SECTION 2.  DEFINITIONS.............................................................................    1

     (a) Affiliate..................................................................................    1

     (b) Board......................................................................................    1

     (c) Cause......................................................................................    1

     (d) Change in Control..........................................................................    1

     (e) Code.......................................................................................    2

     (f) Committee..................................................................................    2

     (g) Company....................................................................................    2

     (h) Consultant.................................................................................    2

     (i) Disability.................................................................................    2

     (j) Employee...................................................................................    2

     (k) Exercise Price.............................................................................    2

     (l) Fair Market Value..........................................................................    2

     (m) Incentive Stock Option or ISO..............................................................    2

     (n) Non-Employee Director......................................................................    2

     (o) Nonstatutory Option or NSO.................................................................    2

     (p) Option.....................................................................................    3

     (q) Optionee...................................................................................    3

     (r) Parent.....................................................................................    3

     (s) Plan.......................................................................................    3

     (t) Service....................................................................................    3

     (u) Share......................................................................................    3

     (v) Stock......................................................................................    3

     (w) Stock Option Agreement.....................................................................    3

     (x) Subsidiary.................................................................................    3

     (y) Ten Percent Stockholder....................................................................    3


SECTION 3.  ADMINISTRATION..........................................................................    3

     (a) Committees of the Board....................................................................    3

     (b) Committee Composition Upon IPO.............................................................    4

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                               TABLE OF CONTENTS
                                  (CONTINUED)

     (c) Authority of the Board.....................................................................    4


SECTION 4.  ELIGIBILITY.............................................................................    4

SECTION 5.  STOCK SUBJECT TO PLAN...................................................................    4

     (a) Basic Limitation...........................................................................    4

     (b) Additional Shares..........................................................................    4


SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.........................................................    4

     (a) Stock Option Agreement.....................................................................    4

     (b) Number of Shares...........................................................................    4

     (c) Exercise Price.............................................................................    4

     (d) Withholding Taxes..........................................................................    5

     (e) Exercisability.............................................................................    5

     (f) Term.......................................................................................    5

     (g) Nontransferability.........................................................................    5

     (h) Exercise of Options on Termination of Service..............................................    5

     (i) Effect of a Change in Control..............................................................    6

     (j) No Rights as a Stockholder.................................................................    6

     (k) Modification, Extension and Assumption of Options..........................................    6

     (l) Restrictions on Transfer of Shares.........................................................    6


SECTION 7.  PAYMENT FOR SHARES......................................................................    6

     (a) General Rule...............................................................................    6

     (b) Surrender of Stock.........................................................................    6

     (c) Promissory Notes...........................................................................    7

     (d) Cashless Exercise..........................................................................    7


SECTION 8.  ADJUSTMENT OF SHARES....................................................................    7

     (a) General....................................................................................    7

     (b) Mergers and Consolidations.................................................................    7

     (c) Reservation of Rights......................................................................    7

                               TABLE OF CONTENTS
                                  (CONTINUED)

SECTION 9.  LEGAL REQUIREMENTS......................................................................    8

     (a) Restrictions on Issuance...................................................................    8

     (b) Financial Reports..........................................................................    8


SECTION 10.  NO EMPLOYMENT RIGHTS...................................................................    8

SECTION 11.  DURATION AND AMENDMENTS................................................................    8

     (a) Term of the Plan...........................................................................    8

     (b) Right to Amend or Terminate the Plan.......................................................    8


SECTION 12.  EXECUTION..............................................................................    9

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